CSFB 05-9

Group 7

Pay rules

1.

Pay the NAS Priority Amount to the 7N1

2.

Pay the 7S1 until retired

3.

Concurrently:

a.

58.1234047619% to the 7L1

b.

41.8765952381% allocated as follows:

i.

Pay pro-rata to the 1A4 and 1A5 until retired

ii.

Pay the 7L2 until retired

4.

Pay the 7N1 until retired

Notes

Pxing Speed = 300psa

NAS bonds = 7N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 7N1 Balance/Total Non-PO Balance

Settlement = 9/30/05